Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PERVASIP CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 11.4(B) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW).  TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 11.4(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 11.4(B).

AMENDED AND RESTATED SECURED TERM NOTE

FOR VALUE RECEIVED, PERVASIP CORP. (f/k/a eLEC Communications Corp.), a New York corporation (the “Company”), hereby promises to pay to VALENS OFFSHORE SPV II, CORP. (the “Holder”) or its registered assigns or successors in interest, the sum of Six Hundred Thousand Dollars ($600,000), together with any accrued and unpaid interest hereon, on September 28, 2010 (the “Maturity Date”) if not sooner paid.

This Note amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain $600,000 Secured Term Note made by the Company in favor of Holder on September 28, 2007.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of September 27, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) among the Company, the Holder, each other Purchaser and LV Administrative Services, Inc., as administrative and collateral agent for the Purchasers (the “Agent” together with the Purchasers, collectively, the “Creditor Parties”).

 The following terms shall apply to this Note:

ARTICLE I

CONTRACT RATE AND AMORTIZATION

1.1 Contract Rate.

(a) Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2.0%) (the “Contract Rate”).  The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate.  The Contract Rate shall not at any time be less than nine and three-quarters percent (9.75%).  Interest shall be calculated on the basis of a 360 day year.

(b)    During the period beginning on the date hereof through and including May 31, 2009, the Company shall pay interest on the Principal Amount in kind (the “PIK Interest”).  The PIK Interest shall accrue monthly, in arrears, commencing on June 1, 2008, and on the first business day of each consecutive calendar month thereafter, through and including May 31, 2009.  The PIK Interest shall be added to the Principal Amount and payable on the Maturity Date.  At the option of the Holder, the increased portion of the Principal Amount shall be evidenced by a note (a “PIK Note”) in form and substance reasonably satisfactory to the Holder; provided, however, that such PIK Note shall not be necessary to evidence such portion of the Principal Amount nor shall the absence of such PIK Note relieve the Company of its obligation to pay such portion of the Principal Amount to the Holder.

(c) On and after June 1, 2009, interest shall be payable monthly in arrears, commencing on July 1, 2009, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2 Contract Rate Payments.  The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3 Principal Payments.  Amortizing payments of the Principal Amount shall be made by the Company on October 1, 2009 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”).  Subject to Article III below, commencing on the first Amortization Date, the Company shall make monthly payments to the Holder on each Amortization Date, each such payment in the amount of $15,000 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”).  Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

1.4 Optional Redemption.  The Company may prepay this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below).  The Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be ten (10) business days after the date of the Notice of Redemption (the “Redemption Period”).  On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder.  In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.  If any Notes issued pursuant to the Purchase Agreement, in addition to this Note, are outstanding (collectively, the “Outstanding Notes”) and the Company pursuant to this Section 1.4 elects to make an Optional Redemption, then the Company shall take the same action with respect to all Outstanding Notes and make such payments to all holders of Outstanding Notes on a pro rata basis based upon the Redemption Amount of each Outstanding Note.

ARTICLE II

EVENTS OF DEFAULT

2.1 Events of Default.  The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default (“Event of Default”) hereunder:

(a) Failure to Pay.  The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

(b) Breach of Covenant.  The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

(c) Breach of Representations and Warranties.  Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d) Default Under Other Agreements.  The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries (including, without limitation, the Subordinated Debt (as defined below)) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(e) Bankruptcy.  The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(f) Judgments.  Attachments or levies in excess of $250,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $250,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(g) Insolvency.  The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(h) Change of Control.  A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing.  A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of any Company (other than a “Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof), (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(i) Indictment; Proceedings.  The indictment or threatened indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

(j) The Purchase Agreement and Related Agreements.  (i) An Event of Default shall occur under and as defined in (A) the Purchase Agreement or any other Related Agreement, (B) that certain Securities Purchase Agreement dated as of November 30, 2005 between the Company and Valens Offshore SPV I, Ltd. (as assignee of Laurus Master Fund, Ltd.) (as amended, modified or supplemented from time to time, the “November 2005 Purchase Agreement”) or any other Related Agreement (as defined in the November 2005 Purchase Agreement)(collectively, the “November 2005 Related Agreements”), (C) that certain Securities Purchase Agreement dated as of May 31, 2006 (as amended, modified and/or supplemented from time to time, the “May 2006 Purchase Agreement”) by and between the Company and Valens Offshore SPV I, Ltd. (as assignee of Laurus Master Fund, Ltd.) or any other Related Agreement (as defined in the May 2006 Purchase Agreement)(collectively, the “May 2006 Related Agreements”), and/or (D) that that certain Securities Purchase Agreement dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “May 2008 Purchase Agreement” and together with the Purchase Agreement, November 2005 Purchase Agreement and May 2006 Purchase Agreement, collectively, the “Valens Purchase Agreements” and each a “Valens Purchase Agreement”) by and among the Company, the purchasers from time to time party thereto and LV Administrative Services, Inc., as administrative and collateral agent, or any other Related Agreement (as defined in the May 2008 Purchase Agreement)(collectively, the “May 2008 Related Agreements” and together with the Related Agreements, November 2005 Related Agreements and May 2006 Related Agreements, collectively, the “Valens Related Agreements” and each a “Valens Related Agreement”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of any Valens Purchase Agreement or any other Valens Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any Valens Purchase Agreement or any other Valens Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of any Valens Purchase Agreement or any other Valens Related Agreement or (v) any Valens Purchase Agreement or any other Valens Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

(k) the occurrence of an Event of Default under and as defined in any document, instrument or agreement by and between the Company and/or any guarantor of the Company’s indebtedness (the “Credit Parties”) and LV Administrative Services, Inc., as administrative and collateral agent, Valens Offshore SPV I, Ltd. and/or Valens Offshore SPV II, Corp. (and their respective assignees, collectively the “Creditor Parties”) shall constitute an Event of Default under and as defined in each other document, instrument and agreement by and between any Credit Party and any Creditor Party;

(l) Stop Trade.  An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice;

(m) Failure to Deliver Replacement Note.  The Company is required to issue a replacement Note to the Holder and the Company shall fail to deliver such replacement Note within seven (7) business days; or

(n) Subordinated Debt.  The Company or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any subordination agreement governing any indebtedness for borrowed money of the Company or any of its Subsidiaries which has been subordinated in right of payment to the obligations hereunder (“Subordinated Debt”) or make any payment on the Subordinated Debt to a person or entity that was not entitled to receive such payments under the provisions of any subordination agreement governing such Subordinated Debt.

2.2 Default Interest.  Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to one percent (1.0%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

2.3 Default Payment.  Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”).  The Default Payment shall be one hundred ten percent (110%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.  The Default Payment shall be due and payable immediately on the date that the Agent has exercised its rights pursuant to this Section 2.3.

ARTICLE III

MISCELLANEOUS

3.1 Issuance of New Note.  Upon any partial redemption of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.  Subject to the provisions of Article II of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

3.2 Cumulative Remedies.  The remedies under this Note shall be cumulative.

3.3 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.4 Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

3.5 Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

3.6 Assignability.  This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.  The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

3.7 Cost of Collection.  In case of the occurrence of an Event of Default under this Note, the Company shall pay the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

3.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE COMPANY’S ACTUAL RECEIPT THEREOF.

(c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

3.9 Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

3.10 Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

3.11 Security Interest and Guarantees.  The Holder and/or LV Administrative Services, Inc., as administrative and collateral agent, has been granted a security interest in certain assets of the Company and its Subsidiaries, and the obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company, in each case, as more fully described in the Valens Purchase Agreements and other Valens Related Agreements.

3.12 Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

3.13 Registered Obligation.  This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 11.4(b) of the Purchase Agreement.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 11.4(b) of the Purchase Agreement.

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Secured Term Note to be signed in its name effective as of this 28th day of May, 2008.

PERVASIP CORP. (f/k/a eLEC Communications Corp.)

By: /s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer

WITNESS:

/s/ Lauri Vertress